AMENDMENT NO. 1 TO
AMENDMENT NO. 1 TO PRICING SUPPLEMENT               PRICING SUPPLEMENT NO. 94 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                               DATED SEPTEMBER 15, 2004
DATED SEPTEMBER 18, 2003)                                         RULE 424(B)(3)

                                   [ABN AMRO]
                                   $2,450,000
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ----------------

     9.00% (ANNUALIZED) REVERSE EXCHANGEABLE(SM) SECURITIES DUE JUNE 9, 2005
                    LINKED TO COMMON STOCK OF DEERE & COMPANY

                                    AMENDMENT

     The purpose of this Amendment No. 1 to the accompanying Pricing Supplement No. 94, dated September 3, 2004, is to change the aggregate Principal Amount of the Securities from $840,000 to $2,450,000. Accordingly, this Amendment No. 1 amends the Pricing Supplement as follows:

(1) All references to $840,000 in the Pricing Supplement, including (a) on the front cover page (on the top of the front cover and under "Principal Amount"), (b) under "Description of Securities - Principal Amount" on page PS-15, and (c) on the back cover page, are hereby replaced with references to $2,450,000.

(2) All references to $84,000 in the Pricing Supplement, including (a) on the bottom of the front cover page, (b) in the first paragraph under "Risk Factors - Holdings of the Securities by Our Affiliates and Future Sales" on page PS-9, and (c) in the last paragraph under "Plan of Distribution" on page PS-27, are hereby replaced with references to $245,000.


September 15, 2004